UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 6, 2014

SAFEWAY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-00041	94-3019135
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5918 Stoneridge Mall Road, Pleasanton, California	94588-3229
(Address of principal executive offices)	(Zip Code)

(925) 467-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 6, 2014, Safeway Inc. (the “Company”) and Albertsons issued a joint press release announcing the execution of an agreement and plan of merger between AB Acquisition LLC, Albertson’s Holdings LLC, Albertson’s LLC, Saturn Acquisition Merger Sub, Inc. and the Company, providing for the merger of Saturn Acquisition Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect subsidiary of AB Acquisition LLC. A copy of the joint press release is filed as Exhibit 99.1 and is incorporated by reference herein.

Also on March 6, 2014, the Company made an investor presentation with respect to the Merger and related transactions. A copy of the investor presentation is filed as Exhibit 99.2 and incorporated herein by reference. In addition, the Company disseminated certain communication materials with respect to the announcement of the Merger, which are attached hereto as Exhibit 99.3 and incorporated herein by reference.

Additional Information About the Acquisition and Where to Find it

This filing does not constitute a solicitation of materials of any vote or approval in respect of the proposed merger transaction involving the Company or otherwise. In connection with the Merger, a special stockholder meeting will be announced soon to obtain stockholder approval. In connection with the Merger, the Company intends to file relevant materials, including a proxy statement, with the Securities and Exchange Commission (the “SEC”). Investors and security holders of the Company are urged to read the definitive proxy statement and other relevant materials when they become available because they will contain important information about the Company, Albertsons and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the Securities and Exchange Commission, may be obtained free of charge at the SEC’s website at www.sec.gov, at the Company’s website at www.Safeway.com or by sending a written request to Safeway at 5918 Stoneridge Mall Road, Pleasanton, California 94588, Attention: Investor Relations.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from the stockholders of the Company in favor of the Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed transaction and their ownership of Safeway’s common stock will be set forth in the Company’s proxy statement for its special meeting. Investors can find more information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 28, 2013 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 1, 2013.

Forward-Looking Statements

This filings contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are indicated by words such as “expects,” “will,” “plans,” “intends,” “committed to,” “estimates” and “is.” No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither Safeway nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond Safeway’s control. These factors include: failure to obtain stockholder approval of the Merger; failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals; failure to consummate or delay in consummating the transaction for other reasons; changes in laws or regulations; and changes in general economic conditions. There is no assurance that any payments will be made with respect to the sales of PDC and/or Casa Ley, including with respect to the CVRs after the closing of the Merger. The right to receive any future payments with respect to the sales of PDC and/or Casa Ley, including with respect to the CVRs after the Closing of the Merger, will be contingent on a number of factors, including Safeway’s ability to sell all or a portion of PDC and/or Casa Ley, and the amount of after-tax net proceeds realized. If Safeway is unable to sell PDC prior to the second anniversary of the closing of the Merger, no payment will be made to Safeway stockholders with respect to PDC and the CVRs will expire valueless. If Safeway is unable to sell Casa Ley prior to the fourth anniversary of the Merger, Safeway stockholders will be entitled to receive the fair market value of Safeway’s interest in Casa Ley at that time. There can be no assurance as to the value of PDC and/or Casa Ley or that Safeway stockholders will receive the amount of after-tax net proceeds estimated in the joint press release, or any amount. Safeway undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information please refer to Safeway’s most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Joint Press release issued by Safeway Inc. and Albertsons on March 6, 2014.

99.2	Investor Presentation dated March 6, 2014

99.3	Safeway Inc. communications

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeway Inc.
(Registrant)

Date: March 6, 2014	By:	/s/ Robert A. Gordon
Robert A. Gordon
Senior Vice President, Secretary & General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Joint Press release issued by Safeway Inc. and Albertsons on March 6, 2014.

99.2	Investor Presentation dated March 6, 2014

99.3	Safeway Inc. communications